Exhibit 99.1
The Home Depot Announces First Quarter Results;
Raises Fiscal Year 2015 Guidance

ATLANTA, May 19, 2015 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $20.9 billion for the first quarter of fiscal 2015, a 6.1 percent increase from the first quarter of fiscal 2014. Comparable store sales for the first quarter of fiscal 2015 were positive 6.1 percent, and comp sales for U.S. stores were positive 7.1 percent.

Net earnings for the first quarter of fiscal 2015 were $1.6 billion, or $1.21 per diluted share, compared with net earnings of $1.4 billion, or $1.00 per diluted share, in the same period of fiscal 2014. For the first quarter of fiscal 2015, diluted earnings per share increased 21.0 percent from the same period in the prior year.

First quarter of fiscal 2015 results reflect a benefit to earnings of $71 million, or $0.05 per diluted share, primarily attributable to the settlement of a tax audit.

“We had a stronger than expected start to the year as we experienced a more normal spring across much of the country and continued recovery of the U.S. housing market,” said Craig Menear, chairman, CEO and president. “I would like to thank our associates for their hard work and dedication.”

Updated Fiscal 2015 Guidance

The Company has provided a range of sales, comp sales and diluted earnings-per-share growth to reflect the difference between 2014 average exchange rates and current exchange rates. The low-end of the Company’s sales, comp sales and diluted earnings-per-share growth guidance reflects the U.S. dollar remaining at current foreign exchange rates.

Based on its year-to-date performance, the Company raised its fiscal 2015 sales guidance and now expects sales will be up approximately 4.2 percent to 4.8 percent and comp sales will be up approximately 4.0 percent to 4.6 percent. The Company also raised its diluted earnings-per-share guidance for the year and now expects diluted earnings per share to grow approximately 11 to 12 percent from fiscal 2014 to $5.24 to $5.27.

This earnings-per-share guidance includes the benefit of a favorable settlement of a tax audit, the Company’s year-to-date share repurchases and the Company’s intent to repurchase $3.4 billion in additional shares over the remainder of the fiscal year.

The Company’s fiscal 2015 diluted earnings-per-share guidance does not include an accrual for contingent losses related to the data breach discovered in September 2014. Other than $7 million of net breach-related costs contained in the Company’s first quarter fiscal 2015 earnings, at this time the Company is not able to estimate the costs, or a range of costs, related to the breach. Costs related to the breach may include liabilities to payment card networks for reimbursements of credit card fraud and card reissuance costs; liabilities related to the Company’s private label credit card fraud and card

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reissuance; liabilities from current and future civil litigation, governmental investigations and enforcement proceedings; future expenses for legal, investigative and consulting fees; and additional expenses and capital investments for remediation activities. Those costs may have a material adverse effect on the Company’s financial results in fiscal 2015 and/or future periods.

Change in Accounting Policy

During the first quarter of fiscal 2015, the Company voluntarily changed its accounting policy for certain shipping and handling costs from the Company's stores, locations or distribution centers to customers and for online fulfillment center costs. Under the new accounting policy, these costs are included in cost of sales, whereas they were previously included in operating expenses. Including these expenses in cost of sales will better align these costs with the related revenue in the gross profit calculation.

The Consolidated Statements of Earnings for the first quarter of fiscal 2014 have been reclassified to reflect this change in accounting policy. The impact of this reclassification was an increase of $128 million to cost of sales and a corresponding decrease of $128 million to operating expenses for the first quarter of fiscal 2014. There is no impact from this reclassification on net sales, operating income, net earnings or earnings per share.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the first quarter, the Company operated a total of 2,270 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the data breach; issues related to the payment methods we accept and the timing of upgrades and enhancements impacting point of sale devices; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2015 and beyond; and financial outlook.
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Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2015 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MAY 3, 2015 AND MAY 4, 2014
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended
	May 3, 2015	May 4, 2014	% Increase (Decrease)
NET SALES	$20,891	$19,687	6.1%
Cost of Sales	13,712	12,930	6.0
GROSS PROFIT	7,179	6,757	6.2
Operating Expenses:
Selling, General and Administrative	4,163	4,067	2.4
Depreciation and Amortization	419	413	1.5
Total Operating Expenses	4,582	4,480	2.3
OPERATING INCOME	2,597	2,277	14.1
Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(100)	N/M
Interest Expense	197	191	3.1
Interest and Other, net	193	91	N/M
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,404	2,186	10.0
Provision for Income Taxes	825	807	2.2

NET EARNINGS	$1,579	$1,379	14.5%

Weighted Average Common Shares	1,298	1,367	(5.0)%
BASIC EARNINGS PER SHARE	$1.22	$1.01	20.8

Diluted Weighted Average Common Shares	1,305	1,376	(5.2)%
DILUTED EARNINGS PER SHARE	$1.21	$1.00	21.0

	Three Months Ended
SELECTED HIGHLIGHTS	May 3, 2015	May 4, 2014	% Increase (Decrease)
Number of Customer Transactions	360.2	344.5	4.6%
Average Ticket (actual)	$58.60	$57.59	1.8
Sales per Square Foot (actual)	$353.70	$334.01	5.9
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MAY 3, 2015, MAY 4, 2014 AND FEBRUARY 1, 2015
(Unaudited)
(Amounts in Millions)

	May 3, 2015	May 4, 2014	February 1, 2015
ASSETS
Cash and Cash Equivalents	$2,827	$2,511	$1,723
Receivables, net	1,839	1,831	1,484
Merchandise Inventories	12,306	12,343	11,079
Other Current Assets	1,023	830	1,016
Total Current Assets	17,995	17,515	15,302
Property and Equipment, net	22,562	23,238	22,720
Goodwill	1,359	1,293	1,353
Other Assets	594	583	571
TOTAL ASSETS	$42,510	$42,629	$39,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$—	$290
Accounts Payable	8,070	7,739	5,807
Accrued Salaries and Related Expenses	1,283	1,233	1,391
Current Installments of Long-Term Debt	3,054	34	38
Other Current Liabilities	4,598	4,259	3,743
Total Current Liabilities	17,005	13,265	11,269
Long-Term Debt, excluding current installments	13,818	14,707	16,869
Other Long-Term Liabilities	2,483	2,511	2,486
Total Liabilities	33,306	30,483	30,624
Total Stockholders' Equity	9,204	12,146	9,322
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,510	$42,629	$39,946

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MAY 3, 2015 AND MAY 4, 2014
(Unaudited)
(Amounts in Millions)

	Three Months Ended
	May 3, 2015	May 4, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$1,579	$1,379
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	454	447
Stock-Based Compensation Expense	69	67
Changes in Working Capital and Other	1,302	675
Net Cash Provided by Operating Activities	3,404	2,568
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(322)	(287)
Proceeds from Sales of Property and Equipment	5	7
Net Cash Used in Investing Activities	(317)	(280)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Borrowings, net	(290)	—
Repayments of Long-Term Debt	(10)	(12)
Repurchases of Common Stock	(1,125)	(1,250)
Proceeds from Sales of Common Stock	47	69
Cash Dividends Paid to Stockholders	(769)	(646)
Other Financing Activities	146	133
Net Cash Used in Financing Activities	(2,001)	(1,706)
Change in Cash and Cash Equivalents	1,086	582
Effect of Exchange Rate Changes on Cash and Cash Equivalents	18	—
Cash and Cash Equivalents at Beginning of Period	1,723	1,929
Cash and Cash Equivalents at End of Period	$2,827	$2,511

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS AS RECLASSIFIED FOR CURRENT PRESENTATION
FOR THE FISCAL YEARS ENDED FEBRUARY 1, 2015 (FISCAL YEAR 2014)
AND FEBRUARY 2, 2014 (FISCAL YEAR 2013)
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Fiscal Year 2014
	As Previously Reported	% of Net Sales	Reclassification	As Currently Reported	% of Net Sales
Net Sales	$83,176	100.0%	$—	$83,176	100.0%
Cost of Sales	54,222	65.2	565	54,787	65.9
Total Operating Expenses	18,485	22.2	(565)	17,920	21.5
Operating Income	10,469	12.6	—	10,469	12.6
Net Earnings	6,345	7.6	—	6,345	7.6
Diluted Earnings per Share	$4.71		$—	$4.71

	Fiscal Year 2013
	As Previously Reported	% of Net Sales	Reclassification	As Currently Reported	% of Net Sales
Net Sales	$78,812	100.0%	$—	$78,812	100.0%
Cost of Sales	51,422	65.2	475	51,897	65.8
Total Operating Expenses	18,224	23.1	(475)	17,749	22.5
Operating Income	9,166	11.6	—	9,166	11.6
Net Earnings	5,385	6.8	—	5,385	6.8
Diluted Earnings per Share	$3.76		$—	$3.76

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS AS RECLASSIFIED FOR CURRENT PRESENTATION
FOR THE QUARTERLY PERIODS DURING THE FISCAL YEAR ENDED FEBRUARY 1, 2015
(FISCAL YEAR 2014)
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	First Quarter of Fiscal Year 2014
	As Previously Reported	% of Net Sales	Reclassification	As Currently Reported	% of Net Sales
Net Sales	$19,687	100.0%	$—	$19,687	100.0%
Cost of Sales	12,802	65.0	128	12,930	65.7
Total Operating Expenses	4,608	23.4	(128)	4,480	22.8
Operating Income	2,277	11.6	—	2,277	11.6
Net Earnings	1,379	7.0	—	1,379	7.0
Diluted Earnings per Share	$1.00		$—	$1.00

	Second Quarter of Fiscal Year 2014
	As Previously Reported	% of Net Sales	Reclassification	As Currently Reported	% of Net Sales
Net Sales	$23,811	100.0%	$—	$23,811	100.0%
Cost of Sales	15,650	65.7	154	15,804	66.4
Total Operating Expenses	4,713	19.8	(154)	4,559	19.1
Operating Income	3,448	14.5	—	3,448	14.5
Net Earnings	2,050	8.6	—	2,050	8.6
Diluted Earnings per Share	$1.52		$—	$1.52

	Third Quarter of Fiscal Year 2014
	As Previously Reported	% of Net Sales	Reclassification	As Currently Reported	% of Net Sales
Net Sales	$20,516	100.0%	$—	$20,516	100.0%
Cost of Sales	13,331	65.0	142	13,473	65.7
Total Operating Expenses	4,632	22.6	(142)	4,490	21.9
Operating Income	2,553	12.4	—	2,553	12.4
Net Earnings	1,537	7.5	—	1,537	7.5
Diluted Earnings per Share	$1.15		$—	$1.15

	Fourth Quarter of Fiscal Year 2014
	As Previously Reported	% of Net Sales	Reclassification	As Currently Reported	% of Net Sales
Net Sales	$19,162	100.0%	$—	$19,162	100.0%
Cost of Sales	12,439	64.9	141	12,580	65.7
Total Operating Expenses	4,532	23.7	(141)	4,391	22.9
Operating Income	2,191	11.4	—	2,191	11.4
Net Earnings	1,379	7.2	—	1,379	7.2
Diluted Earnings per Share	$1.05		$—	$1.05